PURCHASE AGREEMENT
收购协议

This Purchase Agreement (this “Agreement”) is dated as of February 10, 2012 (the “Effective Date”), by and among DINGYOU ZHANG, an individual and a Chinese citizen (“Zhang” or the “Buyer”), each seller listed on Exhibit A attached to this Agreement and has executed his or her signature page (each a “Seller” and, collectively, the “Sellers”), and (solely for the purpose of Article 4.2 and V) TSINGYUAN BREWERY LTD., a Delaware corporation (the “Company”), Leyun Yu (in her capacity as escrow agent, solely for the purpose of Sections 1.3 and 1.4) (the “Funds Escrow Agent”), and Helen Huo (in her capacity as escrow agent, solely for the purpose of Sections 1.3 and 1.4) (the “Share Escrow Agent”). Each of Zhang and each Seller is referred to herein as a “Party” and collectively, as the “Parties”.

本收购协议（本“协议”）由中国籍自然人张丁友（ “张先生” 或“买方”）、本协议附录A中所列并已在签署页签名的各位卖方（ “卖方”）、以及一家名为TSINGYUAN BREWERY LTD. 而只于本协议第五条作承诺且受第五条约束的特拉华州公司（“公司”）、只于本协议第一条第三项及第一条第四项作托管代理的郁乐芸（“款项托管人”）、以及只于本协议第一条第三项及第一条第四项作托管代理的Helen Huo（“股票托管人”）于2012年2月10日签订（”有效日”）。公司和任何卖方单独称为“一方”，合称为“各方”。

W I T N E S S E T H:

WHEREAS, Zhang desires to purchase the Shares (as defined below) from the persons listed on Exhibit A, and the persons listed on Exhibit A own and desire to sell to Zhang, an aggregate of 8,245,724 shares, constituting approximately 6.5%, of the outstanding Common Stock of the Company (the “Shares”), on and subject to the terms of this Agreement.

鉴于，根据本协议条款，附录A所列各位拥有并意欲向张先生出售总计为八百二十四万五千七百二十四股股票，代表大约公司已发行的普通股股票（“股票”）之百分之六点五；张先生意欲从附录A所列各方收购股票。

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties hereby agree as follows:

综上，各方在此达成合意并协议如下：

ARTICLE I
SALE AND PURCHASE OF THE SHARES
 第一条
出售和购买股票

1.1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to Zhang, and Zhang shall purchase the Shares from the Seller, for a purchase price equal to an aggregate sum of _5___Million Renminbi (RMB 5,000,000___) (the “Purchase Price”); provided that (i) each Seller shall sell such number of the Shares as listed opposite his or her name on Exhibit A to this Agreement, and shall receive his or her corresponding proportional share of the Purchase Price, (ii) at least each of C. Mark Tang, Shaomei Guo, Tang Xiao and Tang Wei shall have agreed to sell such number of the Shares as listed opposite his or her name on Exhibit A, and (iii) if less than all of the Sellers shall have agreed to sell all their Shares, the Purchase Price shall be proportionately reduced (e.g., if Sellers holding in the aggregate 100,000 of the Shares shall not have agreed to sell those Shares, the Purchase Price shall be equal to (RMB __5,000,000__ x (8,145,724/8,245,724) (the “Proportionately Reduced Price”)) and only those Sellers who have agreed to sell their shares will receive their proportional share of the Purchase Price.

出售股票. 根据本协议条款，基于本协议项下的承诺，保证，约定和协议，卖方应出售股票给张先生，且张先生应从卖方处收购股票，购买价格总计为 人民币五百万元（RMB 5,000,000）（“购买价格”）。前提是（i）卖方应当出售本协议附录A中其姓名之后所列对应数量的股票，并应当接受与其所持比例相当股票数的购买价格，（ii）至少C. Mark Tang、Shaomei Guo、Tang Xiao 和 Tang Wei应当同意出售本协议附录A中其姓名之后所列对应数量股票，并且（iii）若并非全部卖方都同意出售其股票，则购买价格将按比例减少（例如：若持有总计100,000股股票的一卖方没有同意出售其股票，则购买价格应等于人民币五百万元（RMB 5,000,000）乘 (8,145,724/8,245,724) (“按比例减少之价格”)，而只是同意售卖其股票之售卖者才有权收取与其所持比例相当股票数的购买价格 。

1.2. Deposit. On or before February 11, 2012, Zhang shall wire RMB 500,000, being a non-refundable deposit (the “First Deposit”) to the account designated by the Sellers holding a majority of the Common Stock of the Company held by all of the Sellers as of 11:59 PM Eastern Time on the Effective Date (the “Majority Holders”). On or before February 16, 2012 Zhang shall wire RMB 2,500,000, being a refundable deposit (together with the First Deposit, the “Refundable Deposit”), to the account designated by the Majority Holders. Sellers agree to refund the entire Refundable Deposit promptly (no later than the 7th business day after termination) to Zhang if this Agreement is terminated prior to the closing of the sale and purchase of the Shares hereunder (the “Closing”).

出售股票. 根据本协议条款，基于本协议项下的承诺，保证，约定和协议，卖方应出售股票给张先生，且张先生应从卖方处收购股票，购买价格总计为 人民币五百万元（RMB 5,000,000）（“购买价格”）。前提是（i）卖方应当出售本协议附录A中其姓名之后所列对应数量的股票，并应当接受与其所持比例相当股票数的购买价格，（ii）至少C. Mark Tang、Shaomei Guo、Tang Xiao 和 Tang Wei应当同意出售本协议附录A中其姓名之后所列对应数量股票，并且（iii）若并非全部卖方都同意出售其股票，则购买价格将按比例减少（例如：若持有总计100,000股股票的一卖方没有同意出售其股票，则购买价格应等于人民币五百万元（RMB 5,000,000）乘 (8,145,724/8,245,724) (“按比例减少之价格”)，而只是同意售卖其股票之售卖者才有权收取与其所持比例相当股票数的购买价格 。

1.3. Escrow. On or before February 16, 2012, (i) Zhang shall wire the balance of the Purchase Price, RMB 2,000,000 (or, if less than all of the Sellers shall have agreed to sell all their Shares, an amount equal to the Proportionately Reduce Price less the First Deposit and less the Refundable Deposit) (the “Escrowed Funds”) to the Funds Escrow Agent’s account at ICBC Account No. 6222 0210 0109 8496 968, to be held in escrow pending release at Closing in accordance with Section 1.4 or termination of this Agreement in accordance with Section 3.1, as the case may be, and (ii) the Sellers shall deposit certificates representing their Shares, duly endorsed in blank or accompanied by duly executed stock powers (the “Escrowed Shares”), with the Share Escrow Agent to be held in escrow pending release at Closing in accordance with Section 1.4 or termination of this Agreement in accordance with Section 3.1, as the case may be.

代管。 二零一二年二月十六日或之前，（1）买方须将购买价格的余额两百万人民币（“代管款项”）电汇到款项代管人于中国工商银行之账户（中国工商银行银行卡号：6222 0210 0109 8496 968；户名：郁乐芸），该代管人按住代管至在交割时按照第一条第五项或在协议中止后按照第三条第一项交付代管款项；若并非全部卖方都同意出售其股票，买方须电汇的代管款项将等如按比例减少之价格减第一笔首期款项再减可退回首期款项后之余额；（2）卖方须将股票证书及已签署的stock power（“代管股票”）递交到股票代管人，该代管人按住代管至在交割时按照第一条第五项或在协议中止后按照第三条第一项交付代管股票。

1.4. Closing. The Closing will occur at 10:00 a.m. on the 31st day after the date of filing (the “Filing Date”) by Zhang of a Schedule 13E-3 with the United States Securities and Exchange Commission (the “SEC”), at the office of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street NW, Washington, D.C. or such other date (no later than the Final Date (as defined below)), time and place as may be mutually agreed to by the Parties. At the Closing:

交割. 本交易将于张先生向美国证券交易委员会（“SEC”）申报附表13E-3之日（“申报日”）后第31日在Pillsbury Winthrop Shaw Pittman LLP办公室（2300 N Street NW, Washington, D.C.），上午10:00点或经各方同意的其他日期（但不迟于最终日）、时间和地点进行交割（“交割”）：

(a) The Share Escrow Agent shall release and deliver to Zhang the Escrowed Shares;

股票代管人应将代管股票交付张先生；

(b) The Funds Escrow Agent shall release and deliver the Seller’s share of the Escrowed Funds to each Seller.

款项代管人应将代管款项交付卖方。

At and at any time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

在交割时及交割后的任何时间，各方应签署，声明并送达任何进一步的转让，让予证书，票据和文件并且应该根据本协议采取一切其他行动达成本协议项下的交易。

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
第二条
承诺，保证和合约

Each Seller hereby makes the following representations and warranties to and covenants with Zhang, which shall be true and correct as of the date:

各位卖方向张先生做出如下承诺和保证，其应截至目前为止真实准确：

2.1. Authority. This Agreement has been duly executed by the Seller, and when delivered by the Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

授权. 本协议由卖方正式签署，在由本卖方根据本协议交付时应对本卖方具有有效的合法约束力，及执行力，除非该等执行力受到破产，重组，冻结，清算或影响执行力，债权人权力和救济的相关法律或普遍适用的公平原则的限制。

2.2. No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any agreement to which the Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller. The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and  performance by the Seller of this Agreement, other than any disclosure filings that may be required by the Securities and Exchange Commission.

无冲突或同意. 本协议的签署及送达，本协议项下交易的完成，本卖方遵守本协议项下的条款均不违反任何对给卖方有约束力或卖方为一方的合同的条款，不构成给卖方在任何现存合同项下义务的冲突，违约或提前到期，不违反任何适用于本卖方或其财产及资产的命令，令状，禁令，法令，法律，规则和条例。本卖方无需就其签署，送达以及执行本协议取得任何同意，弃权，授权或指令，发出通知，或向法院或其他联邦，州，地方或其他政府部门，其他人或机构作出备案或登记，除了证券交易管理委员会所要求的披露文件。

2.3 Enforceability. This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by limitations, on the availability of equitable remedies.

执行力. 本协议由本卖方正式有效的签署，构成对本卖方的有效的有约束力的义务，其条款对本卖方具有执行力，除非该等执行力被破产或其他影响债权人权利的法律或基于公平原则的救济所限。

2.4 No Encumbrances. The Seller acquired his or her Shares in accordance with applicable state and federal securities laws and owns such Shares, being all of the shares of common stock of the Company owned by the Seller, free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

无负担. 本卖方根据适用的美国联邦及州证券法购买了其拥有之公司股票（而卖方并不拥有其他额外的公司股票）并且股票所有权不附带任何担保物权，费用，担保利益，权利请求，其他请求权，选择权，购买权，合同，承诺任何形式的权利请求或其他要求。本卖方不是任何可能要求其出售，转让或处置任何公司股权的选择权，购买权或任何其他合同或承诺的一方 （除本协议外）。本卖方不是任何与公司股权投票有关的股权信托，代理或其他合同或协议的一方。

2.5 Solvency. As of the date hereof, there have been no material adverse changes or developments in the condition (financial or otherwise) or prospects of the Seller. Neither the Seller nor any of his affiliates has taken any steps to seek protection pursuant to any bankruptcy law nor does such Seller have any knowledge or reason to believe that his creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Seller is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, unable to pay his debts and liabilities as such debts and liabilities become due, or insolvent in any manner.

偿债能力. 截至本协议签订日，本卖方的（财务或其他）现状及前景无任何重大的负面变化或发展。本卖方及其关联方未依破产法寻求保护，本卖方亦不知晓或有任何理由相信其债权人意图启动破产清算程序，本卖方亦不知晓可能使任何债权人合理的作出该等决定的任何事实。

2.6. Sufficient Information; Acknowledgement. (A) Seller hereby represents and warrants that it: (i) has such knowledge and experience in financial and business matters relating to investments in private and public companies as to be capable of evaluating the merits and risks of the sale of the Shares to Zhang; (ii) is aware of the Company’s business affairs and financial condition and has had the opportunity to ask any and all questions of the Company’s management; and (iii) has acquired all of the information it has requested from the Company and Zhang that it considers necessary or appropriate for deciding whether to sell the Shares being purchased hereunder (it being the Seller’s understanding and agreement that the Seller must and will maintain the confidentiality of confidential information so acquired and will not trade on any such confidential information).

充足信息；认可。 (A) 本卖方在此承诺和保证其：(i)具有投资私人和上市公司的财务和商务知识和经验，有能力评估出售股票给张先生的相关利益和风险； (ii)知晓公司的业务事项和财务状况，且有机会提出对公司管理层的任何和所有的问题；以及(iii)取得了其向公司及张先生要求的其认为必要和恰当的所有信息以决定是否出售本协议项下待购买的股票。（本卖方理解并同意其必须也将会对其根据本节规定所获得的保密性信息进行保密，并且不会用该等保密性信息以进行公司股票交易。）

(B) The Seller acknowledges that Zhang may undertake a transaction or series of transactions with the remaining shareholders of the Company in which the price per share received by those shareholders may be significantly in excess of the per share price at which Zhang is purchasing the Shares from Seller in this transaction. The Seller hereby, for himself, and his successors, assigns and heirs, waives any and all claims that might otherwise be asserted based on the difference in the price paid by Zhang for Seller's Shares pursuant to this Agreement and the price paid by Zhang, or any of his affiliates, to any other person to acquire additional shares of the Company.

(B) 本卖方认可张先生可能与公司其余股东进行一项或多项交易（“并购交易”），在并购交易中，股东所收到的每股价格（“并购价格”）可能远远高于张先生在本协议之交易中从卖方处收购股票的每股价格。本卖方在此为其自身及其承继方、受让方以及继承方，放弃所有及任何基于张先生及其关联方根据本协议收购本卖方股票支付的价格与并购价格之间存在差异而引起的索赔。

ARTICLE III
TERMINATION
第三条
终止

3.1 Termination. This Agreement may be terminated prior to Closing:

终止. 本协议在交割前可终止如下：

(a) by written agreement of the Majority Holders and Zhang; or

大多数持股卖方和张先生的书面协议；或

(b) by Zhang or the Sellers upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the 50th calendar (the “Final Date”) day following the Filing Date; provided, that the right to terminate this Agreement under this Section 3.1(b) shall not be available to any person whose failure to comply with such person’s obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time, it being understood that failure of the Closing to occur on or before the Final as a result of comments on the Schedule 13E-3 by the Staff of the SEC shall not be deemed to be a failure to comply with a Party’s obligations under this Agreement so long has Zhang has filed the Schedule 13E-3 as soon as practicable after the Effective Date.

如果交割不在申报日后_第50日（“最终日”）美国东部时间下午6:30完成，张先生或卖方可向另外一方发出书面通知终止本协议。但如果交割未能在该时间或之前完成是因为任何人违反其在本协议项下的义务造成的，则该人无权依照本第3.1(b)条终止本协议。张先生应可如买方在切实可行范围内尽快提交附表13E-3，由于SEC员工对附表13E-3发表意见而至交割未能在最终日或之前完成并不算时任何一方违反其在本协议项下的义务。

Upon a termination in accordance with this Section 3.1, Zhang shall cause the Share Escrow Agent to return the Escrowed Shares promptly (in any event no later than the 7th business day after termination) to the Sellers and the Sellers return their share of the Deposit promptly to Zhang (no later than the 7th business day after termination) and shall cause the Funds Escrow Agent to return the Escrowed Funds promptly (no later than the 7th business day after termination) to Zhang. Other than the foregoing obligations, Zhang and the Sellers shall not have any further obligation or liability (including as arising from such termination) to the other.

根据本第3.1条终止协议后，张先生须指令股票代管人于协议终止日后七天内将股票退还给卖方，而卖方须指令款项代管人于协议终止日后七天内将代管款项退还给张先生。上述义务除外，终止协议后张先生合卖方不再继续对对方承担任何（包括因终止造成的）义务和责任。

ARTICLE IV
INDEMNIFICATION AND RELEASE
第四条
补偿和豁免

4.1 Indemnification. Each Seller agrees to indemnify and hold Zhang and each of his affiliates, partners, employees and agents (each, a “Seller Indemnitee”) harmless from any and all losses or liabilities of any kind (collectively, “Losses”) that any Seller Indemnitee may incur as a result of or relating to (a) any breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement or (b) any claim made against such Seller Indemnitee by a third party and arising out of or resulting from this Agreement or any other document contemplated hereby. The Seller will also reimburse such Seller Indemnitee for its reasonable legal and other expenses incurred in connection with this indemnification. Similarly, Zhang agrees to indemnify and hold each Seller and each of his partners, employees and agents (each, a “Zhang Indemnitee”) harmless from any and all Losses that any Zhang Indemnitee may incur as a result of or relating to (a) any breach of any representation, warranty, covenant or agreement made by Zhang in this Agreement or (b) any claim made against such Zhang Indemnitee by a third party and arising out of or resulting from this Agreement or any other document contemplated hereby. Zhang will also reimburse such Zhang Indemnitee for its reasonable legal and other expenses incurred in connection with this indemnification.

补偿. 每一卖方同意补偿并使张先生及其关联方，高管，股东，合伙人，雇员和代理人（各为“卖方被补偿人”）不遭受任何卖方被补偿人可能因如下原因遭受的损失或承担任何责任（统称“损失”）(a)违反卖方在本协议项下作出的承诺，保证，合约和协议，或(b)第三方因本协议或依据本协议签署的文件向卖方被补偿人提出的权利请求。卖方会赔偿卖方被补偿人与该等补偿有关的合理的法律和其他费用。同样的，张先生同意补偿并使各位卖方及其合伙人，雇员，和代理（各为“张先生被补偿人”）不遭受任何公司被补偿人可能因如下原因遭受的损失(a)违反张先生在本协议项下作出的承诺，保证，合约和协议，或(b)第三方因本协议或依据本协议签署的文件向张先生被补偿人提出的权利请求。张先生会赔偿公司被补偿人与该等补偿有关的合理的法律和其他费用。

To the extent that this Section may be unenforceable for any reason, each indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

若本条因任何原因无法执行，则补偿一方应尽最大努力在适用法律许可范围内就损失进行弥补。

4.2 Release. In addition to the waiver of claim set forth in paragraph 2.6(B) above, each Party and his or her affiliates (including Tsingyuan Brewery Ltd.) and/or heirs (each a “Releasor”), hereby releases and forever discharges the other Party and his partners, employees, agents, counsels, accountants, affiliates and heirs (collectively, the “Releasees”) from any claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, liens, accounts, costs and expenses (including attorney’s fees and court costs), and liabilities whatsoever, whether known or unknown, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the Releasor now have, have ever had against the Releasees arising contemporaneously with or prior to the date hereof or arising out of any matter, event or omission of any kind occurring contemporaneously with or prior to the date hereof. The Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing or instituting, any proceeding against any Releasee, based upon any matter purported to be released hereby. Without limiting any of the rights and remedies otherwise available to any Releasee, the Releasor shall indemnify and hold harmless each Releasee from and against all actions, claims, demands, judgments, orders, damages, penalties, fines, costs, amounts paid in settlement, liabilities, expenses and fees (including attorneys’ fees and court costs) arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasor of any claim or other matter purported to be released hereunder and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Releasor against any third party of any claims or other matters purported to be released hereunder.

保障. 除上述第2.6条(B)项中规定的放弃索赔外，每方及其关联方（在张先生方面包括清源啤酒有限公司）和/或其继承人（均称“保障人”）在此豁免且永久解除其他方及其合伙人，雇员，代理，顾问，会计，关联方和继承人（统称“被保障人”）任何法律（包括联邦和州的证券法）或普通法项下，保障人目前或过去曾有的针对被保障人的，在本协议签订时或之前因任何事项，事件或疏失，知晓或未知的，到期或未到期的，权利请求，要求，判决，法律程序，令状，义务，合同，担保权，帐目，费用和支出（包括律师费和法庭费用），以及任何责任义务。保障方在此不可撤销的承诺不直接或间接的就本协议项下应豁免事项，针对被败仗人提出任何权利申请或要求，或进行任何法律程序。在不限制任何被保障人所享有的权利和救济的情况下，保障人应补偿且使被报丈人不受因如下原因产生的任何诉讼，权利请求，要求，判决，令状，损害，罚金，罚款，费用，和解费用，责任，费用和开支（包括律师费和法院费用）(i)保障人的任何依本条应保障事项做出的权利请求，和(ii)第三方针对被保障人提出的直接或间接源于保障人对第三方依据的本条应保障事项做出的权利请求。

ARTICLE V
WAIVER OF RESTRICTIONS ON TRANSFER
第五条
放弃转让限制

5.1. Waiver. Zhang and the Company hereby waives compliance by each Seller with the restriction on transfer of his or her Shares specified in Section 1(c) of the Settlement Agreement dated January 21, 2011, to which Zhang is a party and of which the Company is a beneficiary. Buyer is aware that the Shares have not been registered under the Securities Act of 1933 and are restricted, and Buyer acknowledges that the sale of the Shares hereunder is not the result of general solicitation or advertising on the part of the Sellers and is a private transaction and such sale does not violate the certificate of incorporation or by-laws of the Company.

放弃. 张先生及公司在此放弃于2011年1月21日订立的、张先生为协议一方且公司为受益人的妥协书第1(c)条所定的限制各位卖方转让其股票的要求。买方了解股票是因没有按美国1933年证券法登记而受限制的。买方确让本股票售卖交易并非是由于卖方通过公开征集或广告而成的、此交易是一项私募交易、以及此交易并不违反公司的章程。

5.2. Cooperation. The Company agrees to cooperate with Zhang and the Sellers to facilitate the Closing, including giving the Company’s transfer agent appropriate instructions relating to the transfer of the Shares pursuant to this Agreement.

合作. 公司同意配合张先生及卖方以完成交割，包括但不限于向公司股份过户代理人做出有关本协议下股票转让的适当指示。

ARTICLE VI
MISCELLANEOUS
第六条
其他

6.1. Entire Agreement. This Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified, nor may any right be waived, except by a written instrument signed by the parties to this Agreement, or, in the case of waiver, by the Party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on by any Party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the Parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

完整协议. 本协议和任何其他因本协议项下交易签署的文件或合同，构成各方完整协议，取代并终止任何和所有各方关于本协议标的事项的在先的或同时的口头和书面协议，意向。本协议任何部分不得被修改，任何权力不得被放弃，除非协议方书面签署文件，或者，在弃权的情况下，由放弃权力一方签署。任何一方不得依赖任何交易过程或商业惯例或履行过程反对，解释或补充任何本协议条款，各方声明本协议为各方就协议标的全部和排他的陈述。任何弃权仅限于明确表示的条款，不构成对任何其他条款或相同条款在其他时间和条件下的弃权。

6.2. Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

可分割性. 如果本协议任何条款在任何程度上被决定为无效或不可执行，其他条款应持续有效。

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

通知.    任何和全部本协议要求或许可的通知或往来或送达应采用书面形式且应在以下最早时间生效(a)发送日，如该等通知或往来经传真在工作日下午5:30（纽约时间）之前送达本条列明的传真号码（前提是发送人收到传真机自动生成的传送成功确认），(b)发送日后的工作日，如该等通知或往来经传真在非工作日或工作日下午5:30（纽约时间）之后送达本条列明的传真号码，(c)投递日后的工作日，如果经由美国全国范围内的隔夜快递服务送达，(d)通知接受一方实际收到日。通知和往来的地址如下：

If to Zhang:
发往张先生

Pillsbury Winthrop Shaw Pittman LLP
Suite 4201, Bund Center
222 Yan An Road East, Huangpu District
Shanghai, 200002
Attention: Woon-Wah Siu, Esq.
Facsimile No.: +86.21.6137.7900
Telephone No.: +86.21.6137.7924
上海市黄浦区延安东路222号 外滩中心4201号 萧焕华 收 传真: +86.21.6137.7900 电话: +86.21.6137.7924

If to / 发往C. Mark Tang:

c/o Jack W. Chung, Esq.
401 Broadway, Suite 2009
New York, NY 10013, USA
Facsimile No./ 传真: +1 (212) 658-9952
Telephone No/电话.: +1 (212) 334-7118, +1 (917) 882-4895

If to any other Seller, to such Seller’s address that appears on the Seller’s signature page.其他任何一卖方则发往在该卖方之签名页上声明的地址, or to the address below: PO Box 212, 69 Montgomery St., Jersey City, NJ 07303, USA.或下面的地址：PO Box 212, 69 Montgomery St., Jersey City, NJ 07303, USA.

in each person’s case, or to such other address as may be designated in writing hereafter, in the same manner, by such person.

或任何一方以后已上述通知方式指定的地址。

6.4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each Party submits to the jurisdiction of any state or federal court sitting in New York, in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party waives any defense of inconvenient forum to the maintenance of any proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 6.3 above. Nothing in this Section 6.4, however, shall affect the right of any Party to bring any proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. If either Party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing Party in such proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

管辖法律. 所有关于本协议的构成，有效性，执行和解释均适用纽约州法律。各方同意任何关于本协议项下交易的解释，执行和辩护（向任何一方或向其关联方，雇员或代理提出）应排他的在纽约法院进行。就任何关于协议产生的法律程序，各方认可位于纽约的州或联邦法院具有管辖权，并同意任何诉讼请求应由该等法院裁决。各方放弃管辖权争议抗辩且放弃要求保证金，保证或其他担保。任何一方可依第5.3条的地址和方式向对方送达传票。本条不影响各方依法向其他法院提起诉讼或以其他方式送达传票的权利。如果任何一方为执行本协议任何条款提起法律程序，败诉方应补偿胜诉方合理的律师费用和其他因调查，准备和诉讼的费用与支出。

6.6. Parties to Pay Own Expenses. Each Party to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

自负费用. 本协议各方应自行负担其各自因准备本协议及完成交易的费用和相关费用。

6.6. Successors. This Agreement shall be binding upon the parties and their respective heirs, successors and permitted assigns; provided, however, that no Party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other Party.

继受人. 本协议对各方及其继承人，继受人和允许的受让人具有约束力；前提是，任何一方不得在未取得另外一方书面同意的情况下转让本协议或其项下的任何权利

6.7. Further Assurances. Each Party agrees, without cost or expense to any other Party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by the other Party in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

进一步保证. 各方同意，向对方送达对方合理要求的为履行本协议条款和完成本协议交易的其他文件和票据，对方不承担任何费用。

6.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

副本. 本协议可同时签署两或更多副本。每份副本均视为原件，但各份副本构成一份且相同的文件。

6.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

解释. 标题仅为方便之目的，不构成本协议的一部分且不应对本协议项下的任何条款构成限制或影响。本协议适用的语言为各方共同选择以表达其共同的合意，不应对任何一方适用严格解释。本协议应视为各方共同起草，

6.10. Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

标题. 本协议各条的标题仅为阅读方便并不构成本协议的一部分。

6.11 Controlling Language. This Agreement is prepared in the English and the Chinese languages. In case of any conflict, the English version will control.

语言. 本协议由英文和中文书就。如有任何冲突，以英文版本为准。

[Remainder of this page intentionally left blank.本页其余部分留白]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

BUYER／买方:

/s/ Dingyou Zhang
Name: Dingyou Zhang
姓名: 张丁友

[SELLER SIGNATURE PAGES FOLLOW卖方签字页附后]

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ C. Mark Tang
签字：
Name: C. Mark Tang
姓名：C. Mark Tang

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Shaomei Guo
签字：
Name: Shaomei Guo
姓名：Shaomei Guo

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Tang Xiao
签字：
Name: Tang Xiao
姓名：Tang Xiao

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Graham Reed
签字：
Name: Graham Reed
姓名：Graham Reed

Address / 地址:
106 W 96th St 2D
New York, NY 10025

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Lan Chen
签字：
Name: Lan Chen
姓名：Lan Chen

Address / 地址:
83-30 Victor Ave. Apt. 428
Elmhurst, NY 11373

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Shaofeng Guo
签字：
Name: Shaofeng Guo
姓名：Shaofeng Guo

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Leyun Yu
签字：
Name: Leyun Yu
姓名：Leyun Yu

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By:
签字：
Name: Jack Wing Chee Chung
姓名：Jack Wing Chee Chung

Address / 地址:
401 Broadway, Suite 2009
New York, NY 10013, USA

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SELLER／卖方：

By: /s/ Tang Wei
签字：
Name: Tang Wei
姓名：Tang Wei

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

COMPANY/公司：

TSINGYUAN BREWERY LTD.
SOLELY FOR PURPOSE OF ARTICLE 4.2 and V
清源啤酒有限公司（纯为第4.2 and 五条签署）

By: /s/ Dingyou Zhang
Name: Dingyou Zhang
姓名: 张丁友
Title: CEO
职务：总裁

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

FUNDS ESCROW AGENT
SOLELY FOR PURPOSE OF
SECTIONS 1.3 AND 1.4
款项代管人（纯为第一条第三项及第一条第四项签署）

/s/ Leyun Yu
Name／姓名: Leyun Yu / 郁乐芸

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

各方于首页所载日期正式签订本协议，以昭信守。

SHARE ESCROW AGENT
SOLELY FOR PURPOSE OF
SECTIONS 1.3 AND 1.4
股票代管人（纯为第一条第三项及第一条第四项签署）

/s/ Helen Huo
Name／姓名: Helen Huo

EXHIBIT A
附录A

Seller	Number of Shares
卖方	股票数量

C. Mark Tang	3,142,150
Shaomei Guo	2,326,362
Tang Xiao	1,229,842
Graham Reed	30,000
Lan Chen	50,000
Shaofeng Guo	30,000
Leyun Yu	30,000
Jack Wing Chee Chung	40,000
Tang Wei	1,367,370
8,245,724